EXHIBIT 99.1

CIRCOR Reports First-Quarter 2014 Financial Results

Burlington, MA - April 22, 2014 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace & defense, today announced financial results for the first quarter ended March 30, 2014.

First-Quarter 2014 Highlights

•	Revenue grew 3%

•	Adjusted operating margin increased 230 basis points to 9.4%

•	Adjusted EPS grew 50% to $0.78 (including $0.03 from foreign currency)

•	Free cash flow was $14.4 million, 98% of net income

•	Announcing growth investment funded by restructuring G&A

“CIRCOR began 2014 with strong first-quarter operating results,” said Scott Buckhout, CIRCOR President and Chief Executive Officer. “Our margin expansion initiatives continued to gain traction with adjusted operating margins up year-over-year by 230 basis points to 9.4%. Margins improved across most of our businesses. We had strong sales growth in our upstream markets, particularly in our large international projects business and our instrumentation and sampling business.”

“Q1 order intake was down over last year primarily due to orders from our project businesses, which can vary significantly from quarter to quarter. We remain bullish on our energy end markets and expect solid order intake for the full year,” said Buckhout.

“Today we are announcing an investment program to accelerate organic growth. We intend to invest approximately $7 million to increase the size our sales force in growing markets, open international sales offices in Brazil and Malaysia, and increase our investment in new products. These actions will be entirely funded with a reduction in G&A expenses and the closure of three small facilities,” concluded Buckhout.
Second-Quarter 2014 Guidance
For the second quarter of 2014, the Company expects:

•	Revenues in the range of $220 million to $230 million;

•	Adjusted earnings per share, excluding special charges, in the range of $0.88 to $0.94; and,

•	Restructuring related costs of approximately $5 million to $6 million.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, April 22, 2014, at 10:00 a.m. ET. To listen to the conference call and view the accompanying presentation slides, visit “Webcasts & Presentations” in the “Investors” section of the CIRCOR website. The call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating income, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including second-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from restructuring actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets highly engineered products and sub-systems for markets including oil & gas, power generation and aerospace & defense. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Rajeev Bhalla
Executive Vice President & Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF INCOME (in thousands, except share data) UNAUDITED

	Three Months Ended
	March 30, 2014	March 31, 2013
Net revenues	$211,186	$205,398
Cost of revenues	146,548	145,549
GROSS PROFIT	64,638	59,849
Selling, general and administrative expenses	44,888	45,571
Special (recoveries) charges, net	(1,157)	1,378
OPERATING INCOME	20,907	12,900
Other (income) expense:
Interest expense, net	918	787
Other (income) expense, net	(468)	612
TOTAL OTHER EXPENSE, NET	450	1,399
INCOME BEFORE INCOME TAXES	20,457	11,501
Provision for income taxes	5,825	3,592
NET INCOME	$14,632	$7,908
Earnings per common share:
Basic	$0.83	$0.45
Diluted	$0.82	$0.45
Weighted average number of common shares outstanding:
Basic	17,620	17,511
Diluted	17,741	17,529
Dividends paid per common share	$0.0375	$0.0375

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Three Months Ended
	March 30, 2014	March 31, 2013
OPERATING ACTIVITIES
Net income	$14,632	$7,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,069	4,009
Amortization	786	758
Compensation expense of share-based plans	1,830	1,028
Tax effect of share-based plan compensation	(571)	(285)
(Gain) loss on disposal of property, plant and equipment	34	(66)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(9,952)	(2,455)
Inventories, net	234	(6,461)
Prepaid expenses and other assets	(859)	(827)
Accounts payable, accrued expenses and other liabilities	6,854	2,198
Net cash provided by operating activities	17,057	5,807
INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,670)	(4,707)
Proceeds from the sale of property, plant and equipment	13	75
Net cash used in investing activities	(2,657)	(4,632)
FINANCING ACTIVITIES
Proceeds from long-term debt	48,029	33,598
Payments of long-term debt	(41,781)	(37,655)
Dividends paid	(670)	(670)
Proceeds from the exercise of stock options	192	1,368
Tax effect of share-based compensation	571	285
Net cash (used in) provided by financing activities	6,341	(3,074)
Effect of exchange rate changes on cash and cash equivalents	(824)	(2,207)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,917	(4,106)
Cash and cash equivalents at beginning of year	102,180	61,738
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$122,097	$57,632
Cash paid during the year for:
Income taxes	$2,913	$1,462
Interest	$677	$655

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands) UNAUDITED

	March 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,097	$102,180
Short-term investments	92	95
Trade accounts receivable, less allowance for doubtful accounts of $2,543 and $2,449, respectively	154,821	144,742
Inventories, net	199,200	199,404
Prepaid expenses and other current assets	20,496	19,815
Deferred income tax asset	17,566	17,686
Total Current Assets	514,272	483,922
PROPERTY, PLANT AND EQUIPMENT, NET	106,455	107,724
OTHER ASSETS:
Goodwill	75,999	75,876
Intangibles, net	34,924	35,656
Deferred income tax asset	17,167	18,579
Other assets	5,140	4,893
TOTAL ASSETS	$753,957	$726,650
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$83,391	$70,589
Accrued expenses and other current liabilities	56,710	57,507
Accrued compensation and benefits	25,191	31,289
Income taxes payable	4,946	3,965
Notes payable and current portion of long-term debt	10,519	7,203
Total Current Liabilities	180,757	170,553
LONG-TERM DEBT, NET OF CURRENT PORTION	45,614	42,435
DEFERRED INCOME TAXES	9,217	9,666
OTHER NON-CURRENT LIABILITIES	25,768	27,109
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS’ EQUITY:
Common stock	176	176
Additional paid-in capital	272,202	269,884
Retained earnings	217,045	202,930
Accumulated other comprehensive gain, net of taxes	3,178	3,897
Total Shareholders’ Equity	492,601	476,887
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$753,957	$726,650

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended
	March 30, 2014	March 31, 2013
ORDERS (1)
Energy	$159.5	$173.5
Aerospace & Defense	40.4	53.3
Total orders	$199.9	$226.8

BACKLOG (2)	March 30, 2014	March 31, 2013
Energy	$283.1	$274.4
Aerospace & Defense	165.2	182.9
Total backlog	$448.3	$457.3

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.
Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2013					2014
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
NET REVENUES
Energy	$157,104	$173,557	$167,660	$162,649	$660,970	$162,587
Aerospace & Defense	48,294	50,087	47,071	51,386	196,838	48,599
Total	$205,398	$223,644	$214,731	$214,035	$857,808	$211,186
ADJUSTED OPERATING MARGIN
Energy	10.8%	13.3%	15.2%	17.1%	14.1%	13.8%
Aerospace & Defense	5.9%	11.4%	12.1%	8.4%	9.5%	9.1%
Segment operating margin	9.6%	12.9%	14.5%	15.0%	13.0%	12.7%
Corporate expenses	(2.6)%	(2.9)%	(3.4)%	(3.5)%	(3.1)%	(3.4)%
Adjusted operating margin	7.1%	10.0%	11.1%	11.6%	9.9%	9.4%
Restructuring inventory charges	0.1%	(0.1)%	—%	0.3%	0.1%	—%
Impairment charges	—%	—%	—%	3.2%	0.8%	—%
Special (recoveries)	—%	—%	(1.5)%	—%	(0.4)%	(1.1)%
Special charges	0.7%	1.0%	1.4%	2.4%	1.4%	0.5%
Total GAAP operating margin	6.3%	9.1%	11.1%	5.6%	8.1%	9.9%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2013					2014
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ADJUSTED OPERATING INCOME
Energy	$16,940	$23,114	$25,441	$27,809	$93,304	$22,462
Aerospace & Defense	2,864	5,724	5,705	4,342	18,635	4,426
Segment operating income	19,804	28,838	31,146	32,151	111,939	26,888
Corporate expenses	(5,277)	(6,570)	(7,400)	(7,400)	(26,646)	(7,137)
Adjusted operating income	14,528	22,268	23,746	24,751	85,293	19,750
Restructuring inventory charges	250	(242)	—	638	646	—
Impairment charges	—	—	—	6,872	6,872	—
Special (recoveries)	—	—	(3,151)	—	(3,151)	(2,243)
Special charges	1,378	2,254	2,961	5,160	11,752	1,086
Total GAAP operating income	12,900	20,256	23,936	12,081	69,174	20,907
INTEREST EXPENSE, NET	(787)	(838)	(745)	(792)	(3,162)	(918)
OTHER (EXPENSE) INCOME, NET	(612)	(626)	(568)	(167)	(1,974)	468
PRETAX INCOME	11,501	18,792	22,623	11,122	64,038	20,457
PROVISION FOR INCOME TAXES	(3,592)	(6,124)	(4,903)	(2,297)	(16,916)	(5,825)
EFFECTIVE TAX RATE	31.2%	32.6%	21.7%	20.7%	26.4%	28.5%
NET INCOME	$7,908	$12,668	$17,720	$8,825	$47,121	$14,632
Weighted Average Common Shares Outstanding (Diluted)	17,529	17,607	17,667	17,710	17,629	17,741
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.72	$1.00	$0.50	$2.67	$0.82
ADJUSTED EBITDA	$18,682	$26,419	$27,850	$29,441	$102,392	$27,387
ADJUSTED EBITDA AS A % OF SALES	9.1%	11.8%	13.0%	13.8%	11.9%	13.0%
CAPITAL EXPENDITURES	$4,707	$4,100	$4,772	$3,749	$17,328	$2,670

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TERMS (in thousands, except earnings per share) UNAUDITED

	2013					2014
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
FREE CASH FLOW AS % OF NET INCOME	14%	75%	167%	167%	116%	98%
FREE CASH FLOW	$1,100	$9,525	$29,557	$14,696	$54,878	$14,387
ADD:
Capital Expenditures	4,707	4,100	4,772	3,749	17,328	2,670
NET CASH PROVIDED BY OPERATING ACTIVITIES	$5,807	$13,625	$34,329	$18,445	$72,206	$17,057
NET DEBT (CASH)	$8,814	$(1,376)	$(36,466)	$(52,637)	$(52,637)	$(66,056)
ADD:
Cash & Cash Equivalents	57,633	60,831	86,285	102,180	102,180	122,097
Investments	99	96	98	95	95	92
TOTAL DEBT	$66,546	$59,551	$49,917	$49,638	$49,638	$56,133
DEBT AS % OF EQUITY	16%	14%	11%	10%	10%	11%
TOTAL DEBT	66,546	59,551	49,917	49,638	49,638	56,133
TOTAL SHAREHOLDERS' EQUITY	418,819	432,151	459,058	476,887	476,887	492,601

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TERMS (in thousands, except earnings per share) UNAUDITED

	2013					2014
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ADJUSTED OPERATING INCOME	$14,528	$22,268	$23,746	$24,751	$85,293	$19,750
LESS:
Inventory restructuring charges	250	(242)	—	638	646	—
Impairment charges	—	—	—	6,872	6,872	—
Special (recoveries)	—	—	(3,151)	—	(3,151)	(2,243)
Special charges	1,378	2,254	2,961	5,160	11,753	1,086
OPERATING INCOME	$12,900	$20,256	$23,936	$12,081	$69,173	$20,907
ADJUSTED NET INCOME	$9,043	$14,044	$16,439	$16,773	$56,299	$13,916
LESS:
Inventory restructuring charges, net of tax	174	(165)	—	396	405	—
Impairment charges, net of tax	—	—	—	4,261	4,261	—
Special (recoveries), net of tax	—	—	(3,151)	—	(3,151)	(1,391)
Special charges, net of tax	961	1,541	1,870	3,291	7,663	675
NET INCOME	$7,908	$12,668	$17,720	$8,825	$47,121	$14,632
ADJUSTED EARNINGS PER SHARE	$0.52	$0.81	$0.93	$0.95	$3.21	$0.78
LESS:
Inventory restructuring charges, net of tax	0.01	(0.01)	—	0.02	0.02	—
Impairment charges, net of tax	—	—	—	0.24	0.24	—
Special (recoveries), net of tax	—	—	(0.18)	—	(0.18)	(0.08)
Special charges, net of tax	0.06	0.10	0.11	0.19	0.46	0.04
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.72	$1.00	$0.50	$2.67	$0.82

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TERMS (in thousands, except earnings per share) UNAUDITED

	2013					2014
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
EBITDA	$17,054	$24,407	$23,368	$11,914	$86,272	$26,230
LESS:
Interest expense, net	(787)	(838)	(745)	(792)	(3,162)	(918)
Depreciation	(4,009)	(4,026)	(3,908)	(4,091)	(16,034)	(4,069)
Amortization	(758)	(751)	(764)	(766)	(3,039)	(786)
Provision for income taxes	(3,592)	(6,124)	(4,903)	(2,297)	(16,916)	(5,825)
NET INCOME	$7,908	$12,668	$17,720	$8,825	$47,121	$14,632
ADJUSTED EBITDA	$18,682	$26,419	$27,850	$29,441	$102,392	$27,387
Inventory restructuring charges	(250)	242	—	(638)	(646)	—
Impairment charges	—	—	—	(6,872)	(6,872)	—
Special (recoveries)	—	—	3,151	—	3,151	(2,243)
Special charges	(1,378)	(2,254)	(2,961)	(5,160)	(11,753)	1,086
Interest expense, net	(787)	(838)	(745)	(792)	(3,162)	(918)
Depreciation	(4,009)	(4,026)	(3,908)	(4,091)	(16,034)	(4,069)
Amortization	(758)	(751)	(764)	(766)	(3,039)	(786)
Provision for income taxes	(3,592)	(6,124)	(4,903)	(2,297)	(16,916)	(5,825)
NET INCOME	$7,908	$12,668	$17,720	$8,825	$47,121	$14,632

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		2nd Quarter 2014
		Low	High
REVENUE (in millions)		$220	$230

EXPECTED ADJUSTED EARNINGS PER SHARE (DILUTIVE)		$0.88	$0.94
LESS:
Restructuring related charges	}	$0.25	$0.21
Special charges
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.63	$0.73

Note: Assumes 26% - 27% tax rate and exchange rates at present values.